Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/21/2013	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791
McDONALD'S REPORTS SOLID THIRD QUARTER 2013 RESULTS
OAK BROOK, IL - McDonald's Corporation today announced results for the third quarter ended September 30, 2013.  For the quarter, the Company posted higher revenues, operating income and earnings per share compared with the prior year.
“Our unwavering commitment to providing an outstanding restaurant experience to every customer, every time guides our plans and keeps our customers at the forefront of all we do,” said McDonald's President and Chief Executive Officer Don Thompson. “We are focused on delivering what our customers want most in any environment - great-tasting food served in a contemporary, inviting atmosphere at the speed and convenience that is in tune with today’s busy lifestyles. For the quarter, our results reflect McDonald's ability to grow amid the broad-based challenges of the current environment by focusing on those areas of the business within our control.”
Third Quarter results included:

•	Global comparable sales increase of 0.9%

•	Consolidated revenues increase of 2% (2% in constant currencies)

•	Consolidated operating income increase of 6% (6% in constant currencies)

•	Diluted earnings per share of $1.52, up 6% (7% in constant currencies)

•	Returned $1.3 billion to shareholders through dividends and share repurchases
In addition, the Company previously announced the following:

•
On September 18, 2013, McDonald’s Board of Directors increased the quarterly cash dividend by 5% to $0.81 per share - the equivalent of $3.24 per share annually - effective for the fourth quarter 2013. The Company expects to return between $4.5 and $5.0 billion to shareholders through dividends and share repurchases for the year.

In the U.S., comparable sales increased 0.7% in the third quarter while operating income rose 5%. During the quarter, the U.S. featured new core favorites and the popular Monopoly promotion and introduced Mighty Wings with a national, limited-time offer. Looking ahead, the U.S. is focused on fortifying its value leadership position and leveraging recently introduced chicken, beef and beverage options to enhance sales and profitability.
For the quarter, Europe's comparable sales rose 0.2%. Operating income increased 11% (up 8% in constant currencies) reflecting strong performance in the U.K. and Russia and solid results in France, partially offset by Germany. Throughout Europe, ongoing efforts to recalibrate key market value platforms and enhance the McDonald’s experience through menu innovation and marketing are designed to strengthen the business for the long term.
Comparable sales in Asia/Pacific, Middle East and Africa (APMEA) declined 1.4% for the quarter. Third quarter operating income declined 12% (down 4% in constant currencies) reflecting weakness in China, Japan and Australia due, in part, to the ongoing challenging environment. Throughout the segment, APMEA remains aligned behind the key priorities of accelerating growth at the breakfast and late-night dayparts, enhancing local relevance and broadening accessibility with branded affordability, expanded conveniences and new restaurant openings.
Looking ahead, the Company expects the dynamics of the current environment to persist. For the fourth quarter, the Company expects global comparable sales performance to be in-line with recent quarterly trends while restaurant margin percentages are expected to decline at a level relatively similar to first quarter results. Global comparable sales for the month of October are expected to be relatively flat.

“While we are focused on strengthening our near-term performance, the current environment continues to pressure results," said Don Thompson. "Around the world, we remain confident in our ability to drive sustained, long-term profitable growth through our global growth priorities - optimizing the menu, modernizing the customer experience and broadening accessibility. Moving forward, we are committed to enhancing shareholder value through disciplined investments that support our long-term growth opportunities and further differentiate Brand McDonald’s.”

KEY HIGHLIGHTS - CONSOLIDATED
Dollars in millions, except per share data

	Quarters Ended September 30,				Nine Months Ended September 30,
	2013	2012	Inc	Increase Excluding Currency Translation	2013	2012	Inc	Increase Excluding Currency Translation
Revenues	$7,323.4	$7,152.4	2%	2%	$21,012.5	$20,614.9	2%	2%
Operating income	2,416.7	2,287.2	6	6	6,563.9	6,406.8	2	3
Net income	1,522.2	1,455.0	5	6	4,188.9	4,068.7	3	4
Earnings per share-diluted*	$1.52	$1.43	6%	7%	$4.16	$3.98	5%	5%

*	Foreign currency translation had a negative impact of $0.01 and $0.03 on diluted earnings per share for the quarter and nine months ended September 30, 2013, respectively.
THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Comparable sales represent sales at all restaurants and comparable guest counts represent the number of transactions at all restaurants, whether operated by the Company or by franchisees, in operation at least thirteen months including those temporarily closed. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Comparable sales exclude the impact of currency translation. Comparable sales are driven by changes in guest counts and average check, which is affected by changes in pricing and product mix. Management reviews the increase or decrease in comparable sales and comparable guest counts compared with the same period in the prior year to assess business trends. The number of weekdays and weekend days, referred to as the calendar shift/trading day adjustment, can impact comparable sales and guest counts. In addition, the timing of holidays can impact comparable sales and guest counts.
Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases incentive compensation plans on these results because they believe this better represents the Company's underlying business trends.
RELATED COMMUNICATIONS
This press release should be read in conjunction with Exhibit 99.2 in the Company's Form 8-K filing for supplemental information related to the Company's results for the quarter and nine months ended September 30, 2013.
McDonald's Corporation will broadcast its investor conference call live over the Internet at 10:00 a.m. Central Time on October 21, 2013. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.
The Company plans to release October 2013 sales information on November 8, 2013.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company's filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data
Quarters Ended September 30,	2013	2012	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$4,923.1	$4,838.4	$84.7	2%
Revenues from franchised restaurants	2,400.3	2,314.0	86.3	4

TOTAL REVENUES	7,323.4	7,152.4	171.0	2

Operating costs and expenses
Company-operated restaurant expenses	4,004.4	3,914.4	90.0	2
Franchised restaurants—occupancy expenses	408.4	383.4	25.0	6
Selling, general & administrative expenses	554.3	620.9	(66.6)	(11)
Other operating (income) expense, net	(60.4)	(53.5)	(6.9)	(13)
Total operating costs and expenses	4,906.7	4,865.2	41.5	1

OPERATING INCOME	2,416.7	2,287.2	129.5	6

Interest expense	130.5	128.1	2.4	2
Nonoperating (income) expense, net	13.6	5.5	8.1	n/m

Income before provision for income taxes	2,272.6	2,153.6	119.0	6
Provision for income taxes	750.4	698.6	51.8	7

NET INCOME	$1,522.2	$1,455.0	$67.2	5%

EARNINGS PER SHARE-DILUTED	$1.52	$1.43	$0.09	6%

Weighted average shares outstanding-diluted	1,004.2	1,015.4	(11.2)	(1)%
n/m Not meaningful

McDONALD'S CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data
Nine Months Ended September 30,	2013	2012	Inc/ (Dec)
Revenues
Sales by Company-operated restaurants	$14,129.9	$13,944.1	$185.8	1%
Revenues from franchised restaurants	6,882.6	6,670.8	211.8	3

TOTAL REVENUES	21,012.5	20,614.9	397.6	2

Operating costs and expenses
Company-operated restaurant expenses	11,649.9	11,392.6	257.3	2
Franchised restaurants—occupancy expenses	1,202.7	1,134.3	68.4	6
Selling, general & administrative expenses	1,757.8	1,830.7	(72.9)	(4)
Other operating (income) expense, net	(161.8)	(149.5)	(12.3)	(8)
Total operating costs and expenses	14,448.6	14,208.1	240.5	2

OPERATING INCOME	6,563.9	6,406.8	157.1	2

Interest expense	388.4	387.0	1.4	0
Nonoperating (income) expense, net	26.2	8.8	17.4	n/m

Income before provision for income taxes	6,149.3	6,011.0	138.3	2
Provision for income taxes	1,960.4	1,942.3	18.1	1

NET INCOME	$4,188.9	$4,068.7	$120.2	3%

EARNINGS PER SHARE-DILUTED	$4.16	$3.98	$0.18	5%

Weighted average shares outstanding-diluted	1,008.2	1,023.3	(15.1)	(1)%
n/m Not meaningful

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